Exhibit 10.19

ENOVA INTERNATIONAL, INC.

2011 LONG-TERM INCENTIVE PLAN AWARD AGREEMENT

NONQUALIFIED STOCK OPTION

WITH A LIMITED STOCK APPRECIATION RIGHT

This 2011 Long-Term Incentive Plan Award Agreement – Nonqualified Stock Option with a Limited Stock Appreciation Right (the “Agreement”) is entered into as of the             day of             , 201    , by and between ENOVA INTERNATIONAL, INC. (the “Company”) and                      (“Optionee”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the 2011 Enova International, Inc. Long-Term Incentive Plan, (the “Plan”), which is administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 6 and Section 7 of the Plan, the Committee desires to grant to Optionee a Nonqualified Stock Option (the “Option”) award (the “Award”) with a Limited Stock Appreciation Right (as defined in Section 10(b)(ii) below) to encourage Optionee’s continued loyalty and diligence;

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Option. As of             ,          (the “Grant Date”),the Company, for and on behalf of the Affiliate that employs Optionee, hereby grants Optionee the “Option to acquire              shares of the Common Stock of the Company (“Shares”) pursuant to the Plan.

2. Employment Definitions.

(a) “Cause” shall be determined in the sole discretion of the Committee and shall mean the occurrence of any one or more of the following:

(i) fraud, malfeasance, negligence, dishonesty, or willful misconduct with respect to the Company;

(ii) refusal or repeated failure to follow the established reasonable and lawful policies of the Company applicable to persons in your same or similar position; or

(iii) conviction of a felony.

(b) “Employment” or “Employed” refers, for all purposes of this Agreement, to Optionee’s employment by the Company or by any entity that is an Affiliate at the relevant time.

3. Exercise Price. The exercise price of the Option is $             per share (the “Exercise Price”), which is the Fair Market Value per Share on the Grant Date, as determined by the Committee in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

4. Exercisability Schedule. Except as otherwise provided in Sections 6 and 7 of this Agreement, the Option shall become exercisable in whole or in part and cumulatively according to the following schedule; provided in each case that Optionee has remained continuously employed through the applicable date(s):

25%—on and after the first day immediately following the first anniversary of the Grant Date

25%—on and after the first day immediately following the second anniversary of the Grant Date

25%—on and after the first day immediately following the third anniversary of the Grant Date

25%—on and after the first day immediately following the fourth anniversary of the Grant Date

5. Transferability. The Option and Limited Stock Appreciation Right are not transferable otherwise than by will or laws of descent and distribution and during the lifetime of Optionee are exercisable only by Optionee, unless the Committee, in the exercise of its sole discretion and if permitted by the Plan and applicable law, designates in writing certain conditions under which the Option and/or the Limited Stock Appreciation Right may be transferred.

6. Acceleration of Exercisability Upon a Change in Control. In the event of a Change in Control (as defined below), the Option shall become exercisable in full as long as Optionee has remained continuously employed from the Grant Date through the date of such Change in Control. A “Change in Control” shall mean an event that is a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Code Section 409A and guidance issued thereunder. As a general overview, a Change in Control will occur on the date that any of the following events occurs:

(a) Any one person, or more than one person acting as a group (as defined in Code Section 409A), acquires ownership of the Company’s stock that, together with all other Company stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company.

(b) The date any one person, or more than one person acting as a group, acquires (or has acquired, during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company.

(c) The date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

(d) The date a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

Notwithstanding the foregoing, neither a change in ownership nor a change in effective control shall be considered to have occurred as a result of (i) any acquisition or disposition of the Company’s stock by, or an increase in the percentage of the Company’s stock owned by, Cash America International, Inc. or any entity required to be aggregated with Cash America International, Inc. under Code Sections 414(b) or 414(c), or (ii) any event that occurs on or before the thirtieth (30th) day following the Grant Date. Notwithstanding the references to Code Section 409A, the Company intends that the Option be exempt from Code Section 409A under the exemptions for stock options and stock appreciation rights in Treasury Regulations Sections 1.409A-1(b)(5)(i)(A) and 1.409A-1(b)(5)(i)(B).

7. Termination of Option.

(a) The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i) three (3) months after the date of termination of Optionee’s employment for any reason other than (A) death or mental or physical disability as determined by a medical doctor satisfactory to the Committee or (B) for Cause;

(ii) six (6) months after the date of termination of Optionee’s employment by reason of mental or physical disability as determined by a medical doctor satisfactory to the Committee;

(iii) (A) one (1) year after the date of termination of Optionee’s employment by reason of death of Optionee, or (B) six (6) months after the date on which Optionee shall die if that shall occur during the three-month period described in Subsection 7(a)(i) or the one-year period described in Subsection 7(a)(ii);

(iv) the date on which Optionee’s employment with the Company or an Affiliate is terminated for Cause;

(v) the seventh anniversary of the Grant Date; and

(vi)                     , provided that the closing of the sale of shares of Company Common Stock through an underwritten public offering of such shares does not occur on or before such date.

(b) The Committee in its sole discretion shall have the power to cancel, effective upon the date determined by the Committee in its sole discretion, all or any portion of the Option which is then exercisable upon payment to Optionee of cash in an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such portion of the Option on the effective date of the cancellation over (ii) the aggregate Exercise Price of such portion of the Option.

8. Manner of Exercise of Option. The Option (or any portion thereof) shall be exercised by (i) providing notice of such exercise to the Company in writing or by electronic means specifying the number of Shares with respect to which the Option is being exercised, (ii) providing full payment of the aggregate Exercise Price for the number of Shares specified in such notice, and (iii) making arrangements that are satisfactory to the Committee in its sole discretion for payment to the Company in accordance with Section 12 of this Agreement of the employment taxes that the Company or any Affiliate is required to withhold in connection with the exercise. The Exercise Price shall be paid solely in cash (including by check or electronic transfer of funds), with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may determine at or before the time of exercise that no part of the Exercise Price may be paid with Shares. If the Exercise Price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value.

9. Adjustments.

(a) If at any time while any unexercised portion of the Option is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration or payment of a stock dividend or resulting from a stock split, a recapitalization or a combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the Exercise Price per Share subject to such outstanding portion of the Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price.

(b) The Committee may change the terms of any outstanding portion of the Option with respect to the Exercise Price or the number or Shares subject to the Option, or both, when, in its sole discretion, such adjustment becomes appropriate by reason of a corporate transaction (as defined in Treasury Regulation §1.424-1(a)(3)). Provided, however, any such change shall be made in accordance with the requirements of Treasury Regulation §1.409A-1(b)(v) for adjustments that do not cause the stock rights to become subject to Code Section 409A.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or Exercise Price of Shares then subject to any outstanding portion of the Option.

(d) Without limiting the generality of the foregoing, the existence of any unexercised outstanding portion of the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities or preferred stock which would rank above the Shares subject to the outstanding Option; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business or the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

10. Limited Stock Appreciation Right.

(a) A Limited Stock Appreciation Right is hereby granted to Optionee in accordance with the Plan and with respect to the number of Shares subject to the Option.

(b) For purposes of this Agreement, the following definitions shall apply:

(i) “Limited Stock Appreciation Right” means the right to receive an amount in cash or Shares with a Fair Market Value equal to the Offer Spread in the event an Offer is made. The Committee in its sole discretion shall determine whether Optionee shall receive cash or Shares.

(ii) “Offer” means any tender offer or exchange offer for outstanding Shares of the Company representing thirty percent or more of the total voting power of the stock of the Company, or an offer to purchase assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company, other than an offer made by the Company; provided that the corporation, person or other entity making the Offer acquires Shares or assets of the Company pursuant to such offer.

(iii) The term “Offer Value Per Share” means the average selling price of one Share during the period of thirty (30) days ending on the date on which the Limited Stock Appreciation Right is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares during such period shall be valued in a manner consistent with Code Section 409A.

(iv) The term “Offer Spread” means an amount equal to the product computed by multiplying (1) the excess of (A) the Offer Value Per Share over (B) the Exercise Price per Share as set forth in Section 3 of this Agreement, by (2) the number of Shares with respect to which the Limited Stock Appreciation Right is being exercised.

(c) The exercise price per Share subject to the Limited Stock Appreciation Right shall be the Exercise Price per share as set forth in Section 3 of this Agreement.

(d) The Limited Stock Appreciation Right may be exercised only during the period beginning on the first day following the date that a Change in Control occurs and ending on the thirtieth day following such date.

(e) To exercise the Limited Stock Appreciation Right, Optionee shall provide notice of such exercise to the Company in writing or by electronic means specifying the number of Shares with respect to which the Limited Stock Appreciation Right is being exercised

(f) Within 30 days after the exercise of the Limited Stock Appreciation Right, the Company shall pay to Optionee an amount in cash or Shares with a Fair Market Value equal to the Offer Spread; provided, however, the Company may in its sole discretion withhold from such cash or Shares any amount necessary to satisfy the Company’s obligation for federal, state, local and foreign withholding taxes with respect to such exercise. The Committee in its sole discretion shall determine whether Optionee receives cash or Shares.

(f) Upon the exercise of the Limited Stock Appreciation Right, the Option shall cease to be exercisable to the extent of the number of Shares with respect to which the Limited Stock Appreciation Right is exercised.

(g) Upon the exercise or termination of the Option, the Limited Stock Appreciation Right shall terminate with respect to the number of Shares as to which the Option was exercised or terminated.

(h) The Limited Stock Appreciation Right may be exercised only when the fair market value of the Shares exceeds the Exercise Price of the Shares. For purposes of this subsection only, the term “fair market value” shall mean the “Offer Value Per Share.”

11. Agreement of Optionee. Optionee acknowledges that certain restrictions under state or federal securities laws may apply with respect to the Shares to be issued pursuant to the exercise of the Option or the Limited Stock Appreciation Right. Specifically, Optionee acknowledges that, to the extent Optionee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Shares to be issued as a result of the exercise of the Option are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144). Optionee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws.

12. Withholding. Upon the issuance of any Shares upon exercise of any portion of the Option or Limited Stock Appreciation Right, Optionee shall pay to the Company an amount of all applicable federal, state, local and foreign employment taxes which the Company or an Affiliate is required to withhold upon such exercise. Such payment may be made in cash or by delivery of whole Shares in accordance with Section 14(a) of the Plan.

13. Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, as may be amended from time to time, which are hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control. For avoidance of doubt and without limiting anything herein or in the Plan, Employee hereby acknowledges that the compensation recovery provisions described in Section 14(h) of the Plan apply to the Award granted hereunder and this Agreement.

14. Miscellaneous.

(a) Limitation of Rights. The granting of the Award and the execution of the Agreement shall not give Optionee any rights to (i) similar grants in future years, (ii) any right to be retained in the employ or service of the Company or any of its affiliates or subsidiaries, or (iii) interfere in any way with the right of the Company or its affiliates or subsidiaries to terminate Optionee’s employment or services at any time.

(b) Interpretation. Optionee accepts this Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

(c) Stockholder Rights. Neither Optionee nor Optionee’s Designated Beneficiary shall have any of the rights of a stockholder with respect to any shares of Common Stock issuable upon vesting of this Award, including, without limitation, a right to cash dividends or a right to vote, until (i) such Award is vested, and (ii) such shares have been delivered and issued to Optionee or Optionee’s Designated Beneficiary pursuant to Section 4 or Section 10 of this Agreement.

(d) Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

(e) Controlling Law. The Agreement is being made in Illinois and shall be construed and enforced in accordance with the laws of that state.

(f) Construction. The Agreement and the Plan contain the entire understanding between the parties, and supersedes any prior understanding and agreements between them, representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

(g) Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

(h) Notices. Any notice under this Agreement shall be in writing or by electronic means and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the secretary of the Company at the address indicated on the signature page of this Agreement, or if the Company should move its principal office, to such principal office, and, in the case of Optionee, to Optionee through the Company’s e-mail system or his last personal e-mail or permanent address as shown on the Company’s records, subject to the right of either party to designate some other address or electronic notification system at any time hereafter in a notice satisfying the requirements of this Section.

(i) Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of Optionee’s heirs, legal representatives, successors and assigns.

(j) Originals. This Agreement may be executed electronically and/or in duplicate counterparts, the production of either of which shall be sufficient for all purposes for the proof of the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement effective as of the day and year first set forth above.

ENOVA INTERNATIONAL, INC. (For and on behalf of the Affiliate that employs Optionee)
200 West Jackson Blvd., Suite 2400 Chicago, Illinois 60606

By:

OPTIONEE

[Optionee Name]